EXHIBIT 10.2



                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (the "Agreement"), dated as of February 27, 2007, is between Wells Fargo Asset Securities Corporation, a Delaware corporation (the "Company"), and Wells Fargo Bank, N.A., a national banking association (the "Seller" or "Wells Fargo Bank").

            The Company and the Seller hereby recite and agree as follows:

            1. Defined Terms. Terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement, dated as of February 27, 2007 (the "Pooling and Servicing Agreement"), among the Company, Wells Fargo Bank, as master servicer (the "Master Servicer"), and HSBC Bank USA, National Association, as trustee (the "Trustee"), relating to the issuance of the Company's Mortgage Pass-Through Certificates, Series 2007-2 (the "Certificates") or, if not defined therein, in the underwriting agreement, dated February 15, 2006 and terms agreement, dated January 19, 2007 (together, the "Class A Underwriting Agreement"), among the Company, Wells Fargo Bank and Bear, Stearns & Co. Inc., in the underwriting agreement, dated February 15, 2006 and terms agreement, dated February 13, 2007 (together, the "Class Cr-B Underwriting Agreement"), among the Company, Wells Fargo Bank and Citigroup Global Markets Inc., in the underwriting agreement, dated February 15, 2006 and terms agreement, dated February 13, 2007 (together, the "Class III-B Underwriting Agreement," and together with the Class A Underwriting Agreement and the Class Cr-B Underwriting Agreement, the "Underwriting Agreements"), among the Company, Wells Fargo Bank and Lehman Brothers Inc., in the purchase agreement, dated May 10, 2004 and the purchaser terms agreement, dated February 13, 2007 (together, the "Class Cr-B Purchase Agreement"), among the Company, Wells Fargo Bank and Citigroup Global Markets Inc., or in the purchase agreement, dated May 10, 2004 and the purchaser terms agreement, dated February 13, 2007 (together, the "Class III-B Purchase Agreement, and together with the Class Cr-B Purchase Agreement, the "Purchase Agreements""), among the Company, Wells Fargo Bank and Lehman Brothers Inc.

            2. Assignment of Servicing Agreements. The Seller agrees to sell, and the Company agrees to purchase, the mortgage loans (the "Mortgage Loans"), other than the Fixed Retained Yield with respect to the Mortgage Loans, listed on the Mortgage Loan Schedule and all of the Seller's interest with respect to the Mortgage Loans as the owner in, to and under each Servicing Agreement.
3. Purchase Price; Purchase and Sale. The purchase price (the "Purchase Price") for the Mortgage Loans shall consist of $[_____] payable by the Company to the Seller on the Closing Date in immediately available funds.

            Upon payment of the Purchase Price, the Seller shall be deemed to have transferred, assigned, set over and otherwise conveyed to the Company all the right, title and interest of the Seller in and to the Mortgage Loans including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Principal Prepayments received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance policies, the Seller's right to receive amounts, if any, payable on behalf of any Mortgagor from the Subsidy Account relating to any Subsidy Loan, the Seller's right, title and interest in and to the proceeds of the Letters of Credit, all of the Seller's rights described in Section 2 above, and all other property and rights described in the first paragraph of Section 2.01(a) of the Pooling and Servicing Agreement. The Company hereby directs the Seller, and the Seller hereby agrees, to deliver to the Trustee or Custodian on behalf of the Trustee, all documents, instruments and agreements required to be delivered by the Company to the Trustee under the Pooling and Servicing Agreement; including, without limitation, the documents required to be delivered under Section 2.01(a) of the Pooling and Servicing Agreement; and upon the occurrence of a Document Transfer Event, the documents required to be delivered under Section 2.01(b). The Seller further agrees to deliver such other documents, instruments and agreements as the Company or the Trustee shall reasonably request.

            4. Representations and Warranties; Covenants. The Seller hereby represents and warrants to the Company that (i) the Company's representations and warranties to the Trustee pursuant to Section 2.03(b) of the Pooling and Servicing Agreement are true and correct, as of the date thereof, and (ii) Seller has not dealt with any broker, investment banker, agent or other person (other than the Company, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc. and Lehman Brothers Inc.) who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans. The Seller hereby agrees to cure any breach of such representations and warranties in accordance with the terms of the Pooling and Servicing Agreement.

            The Seller hereby agrees to continue to pay on behalf of the Company and its successors and assignees, promptly as they become due, any lender-paid primary mortgage insurance premiums ("LPMI Premiums") with respect to any lender-paid primary mortgage insurance policy (an "LPMI Policy") on each Mortgage Loan so insured as of the Cut-Off Date, until such Mortgage Loan has been paid in full or otherwise liquidated; provided, however, that the foregoing obligation of the Seller shall terminate with respect to all such Mortgage Loans in the event that either (i) another entity acceptable to the insurers of such LPMI Policies (the "LPMI Insurers") and the rating agencies rating the Certificates undertakes to pay such LPMI Premiums, or (ii) the Seller pays one-time premiums to such LPMI Insurers such that all outstanding LPMI Policies will remain in force until the related Mortgage Loans have been paid in full or otherwise liquidated, without the requirement of any further premium payments.

            5. Repurchase or Substitution. (a) The Seller hereby agrees to repurchase any Mortgage Loan (i) for which any document is not delivered, as provided in paragraph 3 above, (ii) which is found by the Trustee or the Custodian to be defective in any material respect, as provided in the Pooling and Servicing Agreement, or (iii) which is discovered at any time not to be in conformance with the representations and warranties referred to in paragraph 4 above and which document relating thereto the Seller does not deliver or which defect or breach the Seller does not cure (as provided in paragraph 4 above) within 60 days after the date of notice thereof from the Trustee or the Company, at a price equal to the Repurchase Price. In addition, the Seller hereby agrees to reimburse the Company for any Reimbursement Amount. Alternatively, the Seller hereby agrees, if so requested by the Company to substitute for any such Mortgage Loan, a new mortgage loan having characteristics such that the representations and warranties referred to in paragraph 4 above would not have been incorrect (except for representations and warranties as to the correctness of the Mortgage Loan Schedule) had such substitute mortgage loan originally been a Mortgage Loan. The Seller further agrees that a substituted mortgage loan will have (i) an unpaid principal balance no greater than the Scheduled Principal Balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan for which such mortgage loan is substituted) and (ii) a Net Mortgage Interest Rate equal to and a Loan-to-Value Ratio no greater than that of the Mortgage Loan for which it is substituted. The Seller shall remit to the Company, in cash, the difference between the unpaid principal balance of the Mortgage Loan to be substituted and the unpaid principal balance of the substitute mortgage loan.

            (b) In the event that the Seller has a right against the originator or former owner of a Mortgage Loan (the "Prior Holder") for breach of a representation or warranty regarding the characteristics of such Mortgage Loan made by the Prior Holder, the Seller may request the Company to repurchase the Mortgage Loan from the Trust Estate pursuant to Section 3.08 of the Pooling and Servicing Agreement and the Seller agrees that at the time of the repurchase by the Company, the Seller will repurchase the Mortgage Loan from the Company at a price equal to the Repurchase Price.

            At the time of any such repurchase by the Seller, the Seller agrees either to promptly (i) liquidate such Mortgage Loan, to the extent that the Seller's rights in respect of the Prior Holder consist of a claim for indemnity or (ii) transfer such Mortgage Loan to the Prior Holder at a price not less than that paid by the Seller to the Company.

            6. Underwriting. The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the Mortgage Loans, reasonably requested by the Company in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to each Underwriting Agreement or each Purchase Agreement at or prior to the Closing Date.

            7. Costs. The Company shall pay all expenses incidental to the performance of its obligations under each Underwriting Agreement and each Purchase Agreement, including without limitation (i) any recording fees or fees for title policy endorsements and continuations, (ii) the expenses of preparing, printing and reproducing the Prospectus, the Prospectus Supplement, the Underwriting Agreements, the Private Placement Memorandum, the Purchase Agreements, the Pooling and Servicing Agreement and the Certificates and (iii) the cost of delivering the Certificates to the offices of Bear, Stearns & Co. Inc., Citigroup Global Markets Inc. and Lehman Brothers Inc. insured to the satisfaction of Bear, Stearns & Co. Inc., Citigroup Global Markets Inc. and Lehman Brothers Inc., respectively.

            8. Servicing. (a) The Seller hereby represents to the Company that the Mortgage Loans are serviced by the Servicers. The Seller has delivered copies of each Servicing Agreement to the Company, though omitting schedules of mortgage loans which are serviced thereunder, but which are not being sold in this transaction.

            (b) With respect to each Mortgage Loan, the Servicing Fee Rate and the Master Servicing Fee Rate (which is in addition to the Servicing Fee Rate) shall be as set forth on the Mortgage Loan Schedule.

            (c) On the Closing Date, the Seller shall assign to the Company its interest with respect to the Mortgage Loans in, to and under each Servicing Agreement.

            9. Notices. All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to the Company, be addressed to it at Wells Fargo Asset Securities Corporation, 7430 New Technology Way, Frederick, Maryland 21703, Attn: Vice President, Structured Finance, or, if sent to the Seller, be addressed to it at Wells Fargo Bank, N.A., 7430 New Technology Way, Frederick, Maryland, 21703, Attn: Vice President, Structured Finance.

            10. Trustee Beneficiary. The representations, warranties and agreements made by the Seller in this Agreement are made for the benefit of, and may be enforced by, the Trustee and the holders of Certificates to the same extent that the Trustee and the holders of Certificates, respectively, have rights against the Company under the Pooling and Servicing Agreement in respect of representations, warranties and agreements made by the Company therein.

            11. Recharacterization. The parties hereto intend the conveyance by the Seller to the Company of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Company a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

            12. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on holders of Certificates without the prior written consent of the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in Article VIII of the Pooling and Servicing Agreement. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Seller and their respective successors and assigns.



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            IN WITNESS WHEREOF, the Company and the Seller have caused this
Agreement to be duly executed by their respective officers as of the day and year first above written.


                                       WELLS FARGO ASSET SECURITIES
                                             CORPORATION




                                       By: /s/ Bradley A. Davis
                                          --------------------------
                                          Name:  Bradley A. Davis
                                          Title: Vice President


                                       WELLS FARGO BANK, N.A.


                                       By:  /s/ Bradley A. Davis
                                          --------------------------
                                          Name:  Bradley A. Davis
                                          Title: Vice President